UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 25, 2005

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29939 (Commission File Number)	77-0401990 (I.R.S. Employer Identification Number)

1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement.

On March 25, 2005, OmniVision Technologies, Inc. (“OmniVision”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CDM Optics, Inc., a Delaware corporation (“CDM”), Ski-Jump Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of OmniVision, R.C. Mercure, Jr., W. Thomas Cathey, Jr., and Edward Dowski, Jr., in their capacity as officers of CDM, and R.C. Mercure, Jr., as representative of the CDM securityholders. At the closing of the merger, Ski-Jump Acquisition Corp. will merge with and into CDM, with CDM surviving the merger as a wholly-owned subsidiary of OmniVision. In connection with, and upon the completion of, the merger, all outstanding securities of CDM will be cancelled and, other than holders of CDM common stock who are entitled to and who properly exercise appraisal rights under Delaware law, the holders of CDM common stock, common stock options and common stock purchase warrants outstanding immediately prior to the merger will be entitled to receive from OmniVision up to a maximum aggregate of $30 million in consideration, consisting of (i) $10 million in shares of OmniVision common stock (valuing each OmniVision share at 140% of the average closing price of OmniVision common stock for the 5 trading days ending on the trading day immediately prior to the closing of the merger (the “Per Share Price”)), $7.15 million of such shares will be issued as of the closing and $2.85 million of such shares will not be issued as of the closing, (ii) $10 million in cash, less the aggregate exercise price of CDM options and warrants outstanding at the closing and less applicable tax withholdings, to be paid at the closing and (iii) an additional $10 million in cash to be paid if and when, within four years after the completion of the merger, OmniVision and/or its affiliated companies or contracted parties have sold a pre-determined number of revenue generating products incorporating CDM technology. The $2.85 million of unissued shares will not be issued until up to 18 months following the closing of the merger and will be subject to deduction or offset to satisfy in part potential indemnification obligations of the former CDM securityholders to OmniVision or its affiliates during such period. In certain circumstances, former CDM securityholders who receive shares of OmniVision common stock in the merger will have the non-transferable right to require OmniVision to repurchase such shares for cash at the Per Share Price if the last reported trade price of OmniVision’s common stock does not equal or exceed the Per Share Price on at least 10 consecutive trading days within certain time periods following the closing of the merger. OmniVision has agreed to file a registration statement within 30 days following the closing of the merger permitting the resale of the OmniVision shares issued in the merger. OmniVision has also agreed to issue options to purchase up to an aggregate of 250,000 shares of its common stock to certain employees of CDM following completion of the merger.

No vote of OmniVision stockholders is required in connection with the merger. Following the execution of the Merger Agreement, the holders of over 80% of the outstanding voting stock of CDM approved and adopted the Merger Agreement and approved the merger and no further vote of CDM stockholders is required in connection with the merger. Pursuant to the Merger Agreement, CDM is prohibited from entering into, soliciting, initiating, encouraging, facilitating or responding to any alternative acquisition proposal during the term of the Merger Agreement.

The closing of the merger, which the parties expect to occur during OmniVision’s fourth fiscal quarter ending April 30, 2005, is subject to the fulfillment of customary terms and conditions, including the accuracy of representations and warranties made by the parties in the Merger Agreement; the absence of any material adverse change with respect to CDM between the date of the Merger Agreement and the closing of the merger; no exercise of appraisal rights in connection with the merger by the holders of more than 5% in the aggregate of the outstanding CDM capital stock; the acceptance of continuing employment following the merger by employees of CDM, including the effectiveness at the closing of the employment and non-competition agreements executed by certain CDM employees in connection with the Merger Agreement; and the issuance of OmniVision common stock in connection with the merger complying with applicable securities laws. There can be no assurance that the merger and the other transactions contemplated by the Merger Agreement will be consummated. Certain technology used by CDM was first developed in part by certain current officers of CDM while they were employed by the University of Colorado (“UOC”), and is licensed exclusively to CDM by UOC’s affiliate, University License Equity Holding, Inc. (“ULEHI”). Pursuant to standard licensing practices of UOC, these individuals are entitled to a portion of any royalties paid to UOC or its affiliates with respect to such intellectual property, including a portion of a $3 million license fee that will be received by ULEHI from OmniVision in connection with the completion of the proposed merger.

The foregoing is a summary description of certain terms of the Merger Agreement. It is qualified in its entirety by the Merger Agreement, to be attached as an exhibit to OmniVision’s Annual Report on Form 10-K for the fiscal year ending April 30, 2005 and is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01 — Regulation FD Disclosure.

On March 28, 2005, OmniVision issued a press release relating to the proposed merger described in Item 1.01 above. A copy of the text of the press release is attached as Exhibit 99.1 hereto. Item 7.01 of this Current Report on Form 8-K and the information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release, dated March 28, 2005, of OmniVision Technologies, Inc. announcing its entering into the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005
OmniVision Technologies, Inc.
	By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release, dated March 28, 2005, of OmniVision Technologies, Inc. announcing its entering into the Merger Agreement.